EXHIBIT 15.2

[Letterhead of Zhong Lun Law Firm]

April 17, 2015

Shanda Games Limited
No. 1 Office Building

No. 690 Bibo Road
Pudong New Area
Shanghai 201203, People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the headings Item 3.D. “Key Information—Risk Factors,” Item 5.A. “Operating Results—Consolidation of Variable Interest Entities,” and Item 7.B. “Related Party Transactions” in Shanda Games Limited’s Annual Report on Form 20-F for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 17, 2015.

Yours faithfully,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm